EXHIBIT 99.2

NEW YORK STATE GAMING COMMISSION AWARDS GAMING FACILITY

LICENSE FOR EMPIRE RESORTS, INC.’S MONTREIGN RESORT CASINO

$1.3 Billion Integrated Four-Season Destination Resort Receives Key Approval

On December 21, 2015, Empire Resorts Inc. (NASDAQ-GM:NYNY) (“Empire” and, together with its subsidiaries the “Company”), through a wholly-owned subsidiary, Montreign Operating Company, LLC (“Montreign”), was awarded a gaming facility license to operate a resort casino to be named Montreign Resort Casino at the site of Adelaar, a four-season destination resort planned for the Town of Thompson in Sullivan County 90 miles from New York City. The gaming facility license awarded by the New York State Gaming Commission (“NYSGC”) will be effective on the earlier of March 1, 2016, or payment of certain financial commitments required by the Upstate New York Gaming and Economic Development Act, and is subject to various conditions that are detailed in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission today.

“This is a historic day for our Company, for the people of Sullivan County and for the entire Mid-Hudson region, and I thank the NYSGC for their hard work and dedication in completing a fair and comprehensive licensing process,” said Empire Chairman of the Board Emanuel Pearlman. “With the awarding of a gaming facility license by the NYSGC, we can expeditiously move forward and construct a resort destination that is more than just a casino; rather, it is a part of a $1.3 billion fully master-planned, sustainable, integrated gaming and destination resort.”

The award of the gaming facility license follows Montreign’s selection in December 2014 by the New York State Gaming Facility Location Board as the sole Catskill/Hudson Valley Region One casino applicant eligible to apply to the NYSGC for a gaming facility license. Montreign Resort Casino is to be located on 1,700 acres owned by two wholly-owned subsidiaries of EPR Properties (“EPR”) (NYSE:EPR).

Beautifully situated in the pristine Catskills, Montreign Resort Casino is poised to become what will be one of the most comprehensive destination gaming resorts in the northeastern United States. Montreign Resort Casino is designed to meet 5-star and 5-diamond standards and is anticipated to feature:

•	A 90,000 square foot casino floor featuring 2,150 slot machines, 102 table games and a 14 – 16 table poker room (inclusive of the poker room and VIP and high-limit areas);

•	Designated VIP/high-limit areas within such gaming floor which will offer a minimum of 26 slot machines, 8 table games, and a player’s lounge with food and beverages;

•	An 18 story hotel tower containing 332 luxury rooms (including at least eight 1,000 – 1,200 square foot garden suites, seven 1,800 square foot, two story townhouse villas, and 12 penthouse-level suites), indoor pools and fitness center;

•	A VIP floor containing 6 private VIP gaming salons, a private gaming cage, and butler service;

•	27,000 square feet of multi-purpose meeting and entertainment space with seating capacity for 1,300 people and a mezzanine level that includes the 14 -16 table poker room, access to outdoor terraces and approximately 7,000 square feet of meeting room space;

•	A 7,500 square foot spa; and

•	Seven restaurants and four bars.

In addition to Montreign Resort Casino, Adelaar is expect to include an array of other non-gaming, leisure and recreational options, such as:

•	An Indoor Waterpark Lodge including a hotel, indoor water parks and other amenities;

•	An “Entertainment Village” with dining facilities, entertainment and retail shops; and

•	The “US Open Doctor” Rees Jones renovated 18-hole Monster golf course.

Montreign Resort Casino is expected to generate four million new tourist visitations and will create more than 5,000 construction and permanent jobs in an area with one of highest unemployment rates in New York State.

Over the past four years, the Company has expended substantial time and financial resources on designing Montreign Resort Casino and, in conjunction with EPR, worked with local, state and federal agencies and officials to obtain necessary permits and approvals to begin construction.

While site preparation has already begun, with the award of the gaming facility license, construction can proceed in earnest. The Company remains committed to utilizing local contractors, subcontractors and suppliers. The Company has engaged as its construction manager LPCiminelli (“LPC”). LPC has signed a Project Labor Agreement with the local unions affiliated with the Hudson Valley Building and Construction Trades Council. In addition, the Company has engaged DACK Consulting Group to aid its efforts in reaching out to the New York MWBE contracting community, as well as to assist Montreign with its MWBE-purchasing and diversity hiring efforts. The Company also has a Labor Peace Agreement with the New York Hotel and Motel Trades Council.

Mr. Pearlman concluded, “Montreign Resort Casino represents an innovative approach toward gaming and entertainment that we believe will reimagine, reinvent, and revitalize the Catskills for years to come. Our intention is simple: the rebirth of the hospitality and tourism industries in the Catskills. Given the gaming facility license has now been awarded; we are ‘Ready Now’ to build and operate a resort experience seen nowhere else in the United States.”

The Company expects to file today a Current Report on Form 8-K with the Securities and Exchange Commission with additional information about Montreign Resort Casino and the award of the gaming facility license.

About Empire Resorts

Empire Resorts, Inc. owns and operates, through its subsidiary Monticello Raceway Management, Inc., the Monticello Casino and Raceway, a harness racing track and casino in Monticello, N.Y., and is 90 miles from midtown Manhattan. For additional information, please visit www.empireresorts.com.

As a result of the award of a gaming facility license from the New York State Gaming Commission, the Company will begin construction of Montreign Resort Casino – an 18-story casino, hotel and entertainment complex with approximately 102 table games, 2,150 state of the art slot machines and 332 luxury rooms, which includes 12 penthouse suites, 8 garden suites and 7 two-story villas, designed to meet 5-star and 5-diamond standards. For additional information, please visit www.montreign.com.

Cautionary Language on Forward-Looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management team, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; plans for signing and closing on definitive transaction documents relating to the development of Montreign Resort Casino and Adelaar; the construction commencement date for Montreign Resort Casino and other areas of Adelaar; difficulties and/or delays in construction of Montreign Resort Casino and other areas of Adelaar; failure to maintain and renew, or the loss of, any license or permit required under gaming laws; assumptions concerning metrics important to the development and operation of Montreign Resort Casino, prove incorrect; relationships with labor unions and other building trades and changes in labor law; the financial condition of, and our relationships with, third-party property owners, the construction manager and contractors and hospitality venture partners; risks associated with the introduction of a new casino hotel in an unproven region; changes in the competitive environment in the hospitality and gaming industries, generally, and in our primary market; the effects of local and national economic, credit, project finance and capital market conditions on the economy, in general, and on the hospitality and gaming industries, in particular; the timing of the receipt of regulatory and governmental approvals for the Montreign Resort Casino to commence construction; changes in federal, state or local tax law; and inability to obtain credit financing on terms and conditions acceptable to the Company. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

For Montreign Operating Company LLC

Charles Degliomini, 845-807-0001

cdegliomini@empireresorts.com